UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2011 (October 19, 2011)

MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932 _
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 19, 2011, MISONIX, INC. (the “Company”) sold the assets of its Laboratory and Forensic Products business (the “Sale”) to Mystaire, Inc. (“Mystaire”) for a maximum aggregate cash payment of $2,000,000.  Mystaire paid the Company $1,500,000 at the closing of the Sale.  Mystaire will pay the Company an earn-out of up to $500,000 based upon thirty (30%) percent of Mystaire’s net sales in excess of $2,000,000 for each of the three (3) years following the closing of the Sale.

During a six (6) week transition period following the closing of the Sale, the Company will (i) attempt to fulfill pre-closing customer orders from the Company’s customers, (ii) fulfill an order from Mystaire placed as part of the Sale and (iii) attempt to fulfill additional orders from Mystaire placed after the closing of the Sale.

The foregoing description of the Sale is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement attached to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Asset Purchase Agreement, dated as of October 19, 2011, between MISONIX, INC. and Mystaire, Inc.

Exhibit 99.1	Press Release of MISONIX, INC., dated October 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2011	MISONIX, INC.

	By:	/s/ Richard Zaremba
Richard Zaremba
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of October 19, 2011, between MISONIX, INC. and Mystaire, Inc.

99.1	Press Release of MISONIX, INC., dated October 20, 2011